Exhibit 99.1

GMS REPORTS FIRST QUARTER FISCAL 2020 RESULTS

Q1 Net Sales of $847.2 million up 8.9%; Organic Net Sales up 3.4%

Q1 Reported Net Income of $24.8 Million, or $0.59 per Diluted Share

Q1 Adjusted Net Income of $37.5 Million, or $0.89 per Diluted Share

Q1 Adjusted EBITDA of $83.6 million or 9.9% of net sales

Tucker, Georgia, August 29, 2019. GMS Inc. (NYSE:GMS), a leading North American specialty distributor of interior building products, today reported financial results for the first quarter of fiscal 2020 ended July 31, 2019.

First Quarter Fiscal 2020 Highlights

•                  Net sales of $847.2 million increased 8.9% from $778.1 million in the first quarter of the prior fiscal year. Organic net sales (as described below) increased 3.4% year over year.

•                  Reported net income of $24.8 million, or $0.59 per diluted share, compared to $8.7 million, or $0.20 per diluted share, in the first quarter of the prior fiscal year.

•                  Adjusted net income of $37.5 million, or $0.89 per diluted share, compared to $35.2 million, or $0.82 per diluted share, in the first quarter of the prior fiscal year.

•                  Adjusted EBITDA of $83.6 million, or 9.9% of net sales compared to Adjusted EBITDA of $75.3 million, or 9.7% of net sales, in the first quarter of the prior fiscal year.

•                  The Company completed one business acquisition and two greenfield openings during the first quarter of fiscal 2020.

“We are off to a strong start to fiscal 2020 as we remain focused on leveraging the foundation of our business and positioning GMS for long-term growth and profitability,” said John C. Turner, Jr., President and Chief Executive Officer. “Our team achieved record net sales results in the quarter, with organic net sales growth driven by strong sales in the United States, where we continue to see healthy end markets with solid demand, partially offset by continued softness in the Canadian single-family housing market.  We also generated greater profitability with higher year-over-year net income and a 20 basis point improvement in Adjusted EBITDA margin.”

Mr. Turner continued, “GMS has a strong market position through our extensive North American network coupled with local expertise and teams focused on superior service delivery.  Moving forward, we are committed to advancing the Company’s next phase of growth and success.  We will seek to capitalize on the significant organic growth opportunities across our existing platform and continue to enhance and expand our geographic footprint through greenfield operations and accretive acquisitions balanced with our debt reduction priorities. At the same time, we will continue to leverage our scale and employ best practices to deliver further profit improvement.”

First Quarter Fiscal 2020 Results

Net sales for the first quarter of fiscal 2020 of $847.2 million were up 8.9%, or 3.4% on an organic basis, compared to $778.1 million for the first quarter of the prior fiscal year.

•                  Wallboard sales of $341.6 million increased 7.5% (3.5% on an organic basis) compared to the first quarter of fiscal 2019, driven by higher organic volumes and benefits from acquisitions, partially offset by a slight decrease in price.

•                  Ceilings sales of $129.1 million increased 11.4% (8.3% on an organic basis) compared to the first quarter of fiscal 2019, primarily due to higher organic volumes, the positive impact of acquisitions and higher pricing.

•                  Steel framing sales of $131.8 million increased 2.1% (down 0.8% on an organic basis) compared to the first quarter of fiscal 2019, driven by higher organic volumes and the positive impact of acquisitions, partially offset by lower pricing and mix.

•                  Other product sales of $244.6 million increased 13.6% (3.1% on an organic basis) compared to the first quarter of fiscal 2019, as a result of the positive impact of acquisitions, as well as higher organic growth.

Gross profit of $273.7 million increased 11.8% from $244.8 million in the first quarter of fiscal 2019, as a result of higher sales, both organically and including the positive impact of acquisitions, as well as $4.1 million of non-cash purchase accounting adjustments recorded in the prior year related to the Titan acquisition. Gross margin of 32.3% increased 80 basis points from 31.5% a year ago primarily due to net favorable price-cost dynamics, Titan purchasing synergies, and the prior year non-cash purchase accounting adjustments.

Selling, general and administrative (SG&A) expense as a percentage of net sales was 23.0% for the quarter compared to 23.8% in the first quarter of fiscal 2019.  Adjusted SG&A expense as a percentage of net sales was 22.6% compared to 22.4% in the prior year quarter. The 20 basis point increase in adjusted SG&A was the result of investments in business initiatives, reduced operating leverage in Canada and inflationary cost pressures including those resulting from adverse weather conditions.  These impacts were partially offset by increased cost efficiencies resulting from the Company’s cost reduction initiatives.

Net income of $24.8 million, or $0.59 per diluted share, compared to $8.7 million, or $0.20 per diluted share, in the first quarter of fiscal 2019.  Adjusted net income of $37.5 million, or $0.89 per diluted share, compared to $35.2 million, or $0.82 per diluted share, in the first quarter of fiscal 2019.  Adjusted EBITDA of $83.6 million increased 11.0% year over year and represented an Adjusted EBITDA margin of 9.9%.

Balance Sheet and Expansion Activity

As of July 31, 2019, the Company had cash of $24.1 million and total debt of $1.16 billion, compared to cash of $36.9 million and total debt of $1.30 billion, as of July 31, 2018. Net leverage was 3.7 times at the end of the first quarter of fiscal 2020 compared to 4.2 times at the end of the first quarter of fiscal 2019.

During the first quarter of fiscal 2020, the Company completed the previously-announced acquisition of Hart Acoustical & Drywall Supply in South Texas with two locations in San Antonio, TX and one location in San Feria, TX.  The Company also opened two greenfield locations in Manchester, NH and Wichita Falls, TX.

Organic Net Sales Growth Calculation and Adoption of Lease Standard

At the beginning of fiscal 2020, the Company modified its calculation of organic, or base business, net sales growth.  When calculating organic net sales growth, the Company now excludes net sales of acquired businesses until the first anniversary of the acquisition date.  Previously, the Company excluded net sales of businesses acquired in the current fiscal year, the prior fiscal year and three months prior to the start of the prior fiscal year.  In addition, the Company excludes the impact of foreign currency translation in its calculation of organic net sales growth.  Further information, including a presentation of prior years’ results under the new methodology, can be found in the Company’s earnings supplement furnished today on Form 8-K and posted on the Company’s website.

At the beginning of fiscal 2020, the Company also adopted new authoritative guidance issued by the FASB on accounting for leases. The adoption resulted in recording operating lease right-of-use assets and operating lease liabilities on the Company’s Consolidated Balance Sheet of $118.8 million. The Company also reclassed deferred rent of $4.8 million from liabilities into its operating lease right-of-use assets.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the first quarter ended July 31, 2019 and other information related to its business at 8:30 a.m. Eastern Time on August 29, 2019. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through September 29, 2019 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13693769.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 250 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP.  However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.  The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA.  The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.  Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS  operates and the economy generally and statements about growth potential across the Company’s business and the ability to deliver growth and value creation contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of August 29, 2019.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 29, 2019.

Contact Information:

Investors:

Leslie H. Kratcoski

ir@gms.com

770-723-3306

Media:

marketing@gms.com

770-723-3378

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2019	2018
Net sales	$847,176	$778,144
Cost of sales (exclusive of depreciation and amortization shown separately below)	573,522	533,328
Gross profit	273,654	244,816
Operating expenses:
Selling, general and administrative	194,631	185,435
Depreciation and amortization	29,275	26,322
Total operating expenses	223,906	211,757
Operating income	49,748	33,059
Other (expense) income:
Interest expense	(18,277)	(16,188)
Change in fair value of financial instruments	—	(6,019)
Other income, net	939	634
Total other expense, net	(17,338)	(21,573)
Income before taxes	32,410	11,486
Provision for income taxes	7,590	2,836
Net income	$24,820	$8,650
Weighted average common shares outstanding:
Basic	41,001	41,094
Diluted	41,615	42,074
Net income per common share(1):
Basic	$0.60	$0.21
Diluted	$0.59	$0.20

(1) The following table sets forth the computation of basic and diluted earnings per share of common stock for periods presented:

	Three Months Ended
	July 31,
	2019	2018
	(in thousands, except per share data)
Net income	$24,820	$8,650
Less: Net income allocated to participating securities	319	156
Net income attributable to common stockholders	$24,501	$8,494
Basic earnings per common share:
Basic weighted average common shares outstanding	41,001	41,094
Basic earnings per common share	$0.60	$0.21
Diluted earnings per common share:
Basic weighted average common shares outstanding	41,001	41,094
Add: Common Stock Equivalents	614	980
Diluted weighted average common shares outstanding	41,615	42,074
Diluted earnings per common share	$0.59	$0.20

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	July 31,	April 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$24,123	$47,338
Trade accounts and notes receivable, net of allowances of $6,683 and $6,432, respectively	473,411	445,771
Inventories, net	295,553	290,829
Prepaid expenses and other current assets	17,925	18,368
Total current assets	811,012	802,306
Property and equipment, net of accumulated depreciation of $132,815 and $123,583, respectively	287,535	282,349
Operating lease right-of-use assets	111,213	—
Goodwill	622,032	617,327
Intangible assets, net	419,250	429,313
Deferred income taxes	7,410	4,676
Other assets	15,942	13,583
Total assets	$2,274,394	$2,149,554
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$164,794	$173,751
Accrued compensation and employee benefits	36,606	62,858
Other accrued expenses and current liabilities	70,669	79,848
Current portion of long-term debt	49,308	42,118
Current portion of operating lease liabilities	32,622	—
Total current liabilities	353,999	358,575
Non-current liabilities:
Long-term debt, less current portion	1,111,697	1,099,077
Long-term operating lease liabilities	83,384	—
Deferred income taxes, net	9,647	10,226
Other liabilities	45,191	41,571
Liabilities to noncontrolling interest holders, less current portion	8,181	10,929
Total liabilities	1,612,099	1,520,378
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 41,589 and 40,375 shares issued and outstanding as of July 31, 2019 and April 30, 2019, respectively	416	404
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of July 31, 2019 and April 30, 2019	—	—
Exchangeable shares	—	29,639
Additional paid-in capital	512,244	480,113
Retained earnings	170,414	145,594
Accumulated other comprehensive loss	(20,779)	(26,574)
Total stockholders’ equity	662,295	629,176
Total liabilities and stockholders’ equity	$2,274,394	$2,149,554

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2019	2018
Cash flows from operating activities:
Net income	$24,820	$8,650
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	29,275	26,322
Write-off and amortization of debt discount and debt issuance costs	835	825
Provision for losses on accounts and notes receivable	657	148
Provision for obsolescence of inventory	119	(22)
Effects of fair value adjustments to inventory	151	4,129
Increase in fair value of contingent consideration	228	229
Equity-based compensation	2,071	1,269
Gain on sale and disposal of assets	(156)	(121)
Change in fair value of financial instruments	—	6,019
Deferred income taxes	(1,440)	(571)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(23,230)	(40,974)
Inventories	18	(20,943)
Prepaid expenses and other assets	(1,359)	416
Accounts payable	(9,526)	(1,696)
Accrued compensation and employee benefits	(26,347)	(22,945)
Derivative liability	—	(10,778)
Other accrued expenses and liabilities	(8,556)	2,219
Cash used in operating activities	(12,440)	(47,824)
Cash flows from investing activities:
Purchases of property and equipment	(5,891)	(3,793)
Proceeds from sale of assets	232	266
Acquisition of businesses, net of cash acquired	(10,633)	(575,499)
Cash used in investing activities	(16,292)	(579,026)
Cash flows from financing activities:
Repayments on the revolving credit facility	(262,107)	(176,769)
Borrowings from the revolving credit facility	274,810	392,170
Payments of principal on long-term debt	(2,492)	(2,492)
Payments of principal on finance lease obligations	(6,021)	(3,998)
Borrowings from term loan	—	996,840
Repayments from term loan	—	(571,840)
Debt issuance costs	—	(7,933)
Proceeds from exercises of stock options	133	431
Other financing activities	1,022	873
Cash provided by financing activities	5,345	627,282
Effect of exchange rates on cash and cash equivalents	172	(4)
(Decrease) increase in cash and cash equivalents	(23,215)	428
Cash and cash equivalents, beginning of period	47,338	36,437
Cash and cash equivalents, end of period	$24,123	$36,865
Supplemental cash flow disclosures:
Cash paid for income taxes	$18,776	$958
Cash paid for interest	17,011	10,980

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended
	July 31,	% of	July 31,	% of
	2019	Total	2018	Total

Wallboard	$341,595	40.3%	$317,735	40.8%
Ceilings	129,110	15.2%	115,855	14.9%
Steel framing	131,829	15.6%	129,112	16.6%
Other products	244,642	28.9%	215,442	27.7%
Total net sales	$847,176		$778,144

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2019	2018

Net income	$24,820	$8,650
Interest expense	18,277	16,188
Interest income	(12)	(236)
Provision for income taxes	7,590	2,836
Depreciation expense	12,422	10,610
Amortization expense	16,853	15,712
EBITDA	$79,950	$53,760
Stock appreciation expense (a)	60	334
Redeemable noncontrolling interests(b)	662	531
Equity-based compensation(c)	1,395	404
Severance and other permitted costs(d)	554	4,836
Transaction costs (acquisitions and other)(e)	972	4,753
Gain on disposal of assets	(156)	(121)
Effects of fair value adjustments to inventory(f)	151	4,129
Change in fair value of financial instruments(g)	—	6,019
Debt transaction costs(h)	—	627
EBITDA add-backs	3,638	21,512
Adjusted EBITDA	$83,588	$75,272

Net sales	$847,176	$778,144
Adjusted EBITDA margin	9.9%	9.7%

(a)                                 Represents non-cash expense related to stock appreciation rights agreements.

(b)                                 Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)                                  Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)                                 Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)                                  Represents costs related to acquisitions paid to third parties.

(f)                                   Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value.

(g)                                  Represents the mark-to-market adjustments for derivative financial instruments.

(h)                                 Represents expenses paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Cash Used in Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2019	2018

Cash used in operating activities	$(12,440)	$(47,824)
Purchases of property and equipment	(5,891)	(3,793)
Free cash flow(a)	$(18,331)	$(51,617)

(a)                                 Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2019	2018

Selling, general and administrative expense	$194,631	$185,435

Adjustments
Stock appreciation expense (a)	(60)	(334)
Redeemable noncontrolling interests(b)	(662)	(531)
Equity-based compensation(c)	(1,395)	(404)
Severance and other permitted costs(d)	(554)	(4,836)
Transaction costs (acquisitions and other)(e)	(972)	(4,753)
Gain on disposal of assets	156	121
Debt transaction costs(f)	—	(627)
Adjusted SG&A	$191,144	$174,071

Net sales	$847,176	$778,144
Adjusted SG&A margin	22.6%	22.4%

(a)                                 Represents non-cash expense related to stock appreciation rights agreements.

(b)                                 Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)                                  Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)                                 Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)                                  Represents costs related to acquisitions paid to third parties.

(f)                                   Represents expenses paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2019	2018
Income before taxes	$32,410	$11,486
EBITDA add-backs	3,638	21,512
Purchase accounting depreciation and amortization (1)	12,385	12,455
Adjusted pre-tax income	48,433	45,453
Adjusted income tax expense	10,897	10,227
Adjusted net income	$37,536	$35,226
Effective tax rate (2)	22.5%	22.5%

Weighted average shares outstanding:
Basic	41,001	41,094
Diluted (3)	42,148	43,203
Adjusted net income per share:
Basic	$0.92	$0.86
Diluted	$0.89	$0.82

(1)          Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan.

(2)          Normalized cash tax rate determined based on our estimated taxes for fiscal 2020 excluding the impact of purchase accounting and certain other deferred tax amounts.

(3)          Includes the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that were exchangeable for the Company’s common stock as of April 30, 2019.